UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 30, 2020

MALIBU BOATS, INC.
(Exact Name of Registrant as specified in its charter)
Commission file number: 001-36290

Delaware	5075 Kimberly Way,	Loudon,	Tennessee	37774	46-4024640
(State or other jurisdiction of incorporation or organization)	(Address of principal executive offices, including zip code)				(I.R.S. Employer Identification No.)

(865)	458-5478
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01	MBUU	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry Into a Material Definitive Agreement.
Agreement to Acquire Maverick Boat Group, Inc.
On December 31, 2020, MBG Holdco, Inc. (the “Purchaser”), a newly-formed, wholly-owned, direct subsidiary of Malibu Boats, LLC, a Delaware limited liability company (“Malibu”) and indirect subsidiary of Malibu Boats, Inc., a Delaware corporation (the “Company”) purchased all of the outstanding stock of Maverick Boat Group, Inc. (“Maverick”) from its existing stockholders (the “Sellers”) pursuant to a stock purchase agreement, dated as of December 31, 2020 (the “Stock Purchase Agreement”), by and among the Purchaser, Maverick, and the other parties named therein (the “Acquisition”) for an aggregate purchase price of $150.0 million, subject to customary adjustments for the amounts of cash, indebtedness and working capital in the business at the closing date and subject to adjustment for certain capital expenditures made by Maverick prior to closing at the Purchaser’s request. The Purchaser paid the purchase price for the Acquisition with cash on hand and borrowings under its existing credit facility following an amendment to increase the amount available under the credit facility, as described below. A portion of the purchase price was deposited into escrow accounts to secure certain post-closing obligations of the Sellers.
The Stock Purchase Agreement contains customary representations and warranties regarding the Purchaser, Maverick and the Sellers, customary covenants and post-closing restrictive covenants from certain Sellers in favor of the Purchaser, indemnification provisions and other provisions customary for transactions of this nature.
The foregoing description of the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Stock Purchase Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference. The Stock Purchase Agreement has been provided solely to inform investors of its terms. The representations, warranties and covenants contained in the Stock Purchase Agreement were made only for the purposes of such agreement and as of specific dates, were made solely for the benefit of the parties to the Stock Purchase Agreement and may be intended not as statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate. In addition, such representations, warranties and covenants may have been qualified by certain disclosures not reflected in the text of the Stock Purchase Agreement and may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. The Company’s stockholders and other investors are not third-party beneficiaries under the Stock Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company or Maverick or any of their respective subsidiaries or affiliates.
Third Incremental Facility Amendment and Third Amendment to Second Amended and Restated Credit Agreement
On December 30, 2020, Malibu as the borrower (the “Borrower”) entered into the Third Incremental Facility Amendment and Third Amendment (the “Amendment”) to its existing Second Amended and Restated Credit Agreement, dated as of June 28, 2017 (as amended, the “Credit Agreement”), by and among the Borrower, Malibu Boats Holdings, LLC, parent of the Borrower and a wholly-owned subsidiary of the Company (the “LLC”), and certain subsidiaries of the Borrower parties thereto, as guarantors, the lenders parties thereto and Truist Bank (successor by merger to SunTrust Bank), as administrative agent, swingline lender and issuing bank.
The Amendment added a $25.0 million Incremental Term Loan facility with a maturity date on July 1, 2024 and increased the borrowing capacity of the revolving credit facility by $50.0 million from $120.0 million to $170.0 million. Incremental term loans made pursuant to the Amendment will be subject to quarterly amortization at a rate of 5.0% per annum through December 31, 2022 and at a rate of 7.5% per annum thereafter and will bear interest at a rate equal to either, at the Company's option, (i) the highest of the prime rate, the Federal Funds Rate plus 0.5%, or one-month LIBOR plus 1% (the “Base Rate”) or (ii) LIBOR, in each case plus an applicable margin ranging from 1.25% to 2.25% with respect to LIBOR borrowings and 0.25% to 1.25% with respect to Base Rate borrowings, which interest rate options are the same options applicable to other loans under the Credit Agreement. The applicable margin will be based upon the consolidated leverage ratio of the LLC and its subsidiaries calculated on a consolidated basis. Revolving loans made pursuant to the Amendment will have terms and conditions identical to revolving loans under the Credit Agreement. The Amendment also, among other things, (i) includes customary provisions for the transition of LIBOR to an alternate benchmark rate if and when LIBOR would no longer be the benchmark for determining interest rates, (ii) revises the basket for purchase of stock or stock options of the LLC from former officers, directors or employees of loan parties or payments pursuant to stock option and other benefit plans from up to $2.0 million to up to $3.0 million in any fiscal year, and (iii) revises some of the other restrictive covenants and related definitions by, among other things, increasing applicable basket amounts and thresholds under the Credit Agreement.
In connection with the closing of the Acquisition, on December 31, 2020, the Company borrowed $90.0 million under the Credit Agreement. Immediately after effectiveness of the Amendment and the consummation of the Acquisition, the Company has $100.0 million aggregate principal amount outstanding under its term loan facilities and a $170.0 million revolving credit facility with $65.0 million outstanding, $1.2 million in outstanding letters of credit and $103.8 million available for borrowing.
The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.
Item 7.01. Regulation FD Disclosure.
The Company issued a press release on January 5, 2021, announcing completion of the Acquisition. The Company also prepared an investor presentation regarding the Acquisition, dated January 5, 2021. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and a copy of the investor presentation is attached to this Current Report on Form 8-K as Exhibit 99.2.
The information in this Item 7.01 and in Exhibits 99.1 and 99.2 is furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and such information shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act.
Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits
The following exhibits are being furnished as part of this report:

Exhibit No.	Description

2.1	Stock Purchase Agreement dated December 31, 2020 among Malibu Boats, LLC, MBG Holdco, Inc., Maverick Boat Group, Inc., and the other parties named therein.
10.1
Third Incremental Facility Amendment and Third Amendment dated as of December 30, 2020 to the Credit Agreement by and among Malibu Boats, LLC, Malibu Boats Holdings, LLC, the other guarantors party thereto, the lenders party thereto and Truist Bank (successor by merger to SunTrust Bank), as administrative agent, swingline lender and issuing bank.

99.1	Press release dated January 5, 2021
99.2	Investor presentation on acquisition of Maverick Boat Group, Inc. dated January 5, 2021
104	The Cover Page from this Current Report on Form 8-K formatted in Inline XBRL (included as Exhibit 101)

SIGNATURES
    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MALIBU BOATS, INC.

		By:	/s/ Jack Springer
Date:	January 5, 2021		Jack Springer
Chief Executive Officer